INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statements No. 33-80466, No. 33-61215 and No. 33-39337 of Presstek, Inc. on Forms S-8 and in Registration Statement No. 33-48342 of Presstek, Inc. on Form S-3 of our report dated March 15, 1995, appearing in this Annual Report on Form 10-K/A (Amendment No. 1 to Form 10-K) of Presstek, Inc. for the year ended December 30, 1995.



/s/ DELOITTE & TOUCHE LLP


Bedford, New Hampshire
May 20, 1996